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                                   Exhibit 10.2


PENN CAPITAL CANADA LTD.

Corporate Headquarter

16th Floor, 543 Granville Street
Vancouver, BC  V6C 1X8
Tel (604) 647-0044
Fax (604) 633-9440
URL : www.penn-capital.com

AGREEMENT FOR CONSULTING SERVICES

The following constitutes an agreement (the "Agreement") between Penn Capital Canada Ltd. ("PCC"), 16th Floor, Granville Street, Vancouver, BC, V6C 1X8 and the undersigned (hereinafter referred to as the "Client"):

CLIENT:          Penn Biotech Inc.
ADDRESS:         1601-543 Granville Street
CITY/STATE/ZIP:  Vancouver, BC
CONTACT PERSON:  Jay Lee
TELEPHONE:       604-683-0082

PCC hereby agrees to perform corporate consulting and advisory services for the Client in conjunction with the development of a securities package for the sale, to the public, of the securities of Client and other similar matters upon the fully negotiated terms and conditions set forth herein. Both parties agree that the terms and conditions of this agreement shall remain confidential unless otherwise agreed to in writing. In consideration of mutual promises made herein and for other good and valuable consideration, the sufficiency of which are hereby acknowledged by PCC and Client, both parties agree as follows:

1. Duties of PCC: PCC will provide the services as outlined below. The services are:

(a) "Incorporation of the Company" - British Columbia Provincial incorporation services and Corporate records administration including minutes

(b) "Form F-1 Registration" - the preparation and filing of all the required documents with regards to the Form F-1 registration with the SEC.
Included under   this subparagraph are the following documents:

(1) 	Development of Business Plan;
(2) 	Development of Form F-1 registration statement or other appropriate
		memorandum, pursuant to the Securities Act of 1933;
(3) 	The Foregoing documentation is limited to that required for
		registration at the federal level only, each additional state registration can be done by Standard & Poors; and
(4) 	Other required documents including subscription agreement, etc.

(c) "SEC Comment Letter Support" - assist the Client in answering any and all comment letters from the SEC incident to the filing of the Client's Form F-1 as outlined above.

(d) "Form 15c2-11 Development" - the preparation of the Form 211 to be filed with the NASD, by the appropriate licensed market maker, as the original application for listing of the securities of the Client on the OTC Bulletin Board. Included under this subparagraph are the following documents and services:

(1) 	Form 211 Disclosure Statement;
(2) 	Appropriate Exhibits; and
(3) 	Application and Coordination Work with a Transfer Agent.

2. Optional Services: "Standard & Poor's - Market Access Service" - the preparation of the initial application and subsequent follow up (i.e. point of contact) to have the Client listed with Standard & Poor's Corporation Records ("S&P") to enable the Client's shareholders to qualify for the Blue Sky Manual Exemption in up to thirty-eight states for all non-issuer transactions. PCC will also oversee the filing of such state non-issuer exemption notice filings upon listing in S&P.

3. Client to Provide Information: Client agrees to provide PCC with any information and documents as may be requested by PCC in connection with the services to be performed for Client. Client shall provide PCC with an overnight express or similar account number (FedEx, AirBorne Express, UPS, DHL, etc) which will be used by PCC when sending any documentation related to Client's contract with PCC (see other expenses).

4. Compensation: Client shall provide CDN$20,000 for the services provided as fully delineated in paragraph 1 of this Agreement.

5. Amendment and Modification: Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by both parties. No oral modifications to this Agreement may be made.

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6.  Entire Agreement:  This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. The failure by PCC to insist on strict performance of any term or condition contained in this Agreement shall not be construed by Client as a waiver, at any time, of any rights, remedies or indemnifications, all of which shall remain in full force and effect from time of execution through eternity.

7. Governing Law: This Agreement shall be governed by the laws of the Province of British Columbia, and the venue for the resolution of any dispute arising thereof shall be in Province of British Columbia.

8. No Legal Advice: Client further agrees and understands that although documents and filings prepared by PCC are reviewed by its General Counsel, PCC has not and does not render legal advice or offer legal assistance. All requests for legal advice by clients of PCC will be referred legal counsel for a proper legal opinion. Accordingly, no statements or representations by PCC should be construed to be legal advice, and PCC advises Client to always consult with its own attorney regarding the legalities of all investment offerings, registrations or filings.

9. Post-Registration Responsibilities: Client understands and acknowledges by the acceptance of this Agreement that all post-registration periodic or special reports are the responsibility of the Client unless otherwise agreed to in writing by PCC.

IN WITNESS THEREOF, the parties above have caused this Agreement to be duly executed, as of the day and year set out below.



PENN CAPITAL CANADA LTD.
By:   /S/_____________________________			November 15, 2002
Dae C. Jon, Chief Executive Officer			    Date

PENN BIOTECH INC.
By:   /S/_____________________________			November 15, 2002
Jay Lee, Chief Executive Officer				Date